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                                                                EXHIBIT 3.2


                                   BY LAWS
                                     OF
                      MELITA INTERNATIONAL CORPORATION

                                  ARTICLE I
                                   OFFICES

         The corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or outside the State of Georgia as the Board of Directors may determine.

                                 ARTICLE II
                           SHAREHOLDERS' MEETINGS

         2.1 Annual Meeting. A meeting of shareholders of the Corporation shall be held annually, within five (5) months of the end of each fiscal year of the Corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

         2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer or any holder or holders of as much a twenty-five percent of the outstanding capital stock of the corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

         2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.

         2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten nor more than sixty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such
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waivers.  Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or consolidation of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law.

         2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

         2.6 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of all of the shares entitled to vote with respect to the subject matter thereof, or by the holders of such lesser number of shares as may be required in accordance with any lawful provision of the Articles of Incorporation, and any further requirements of law pertaining to such consents have been complied with.

                                 ARTICLE III

                                  DIRECTORS

         3.1 Management. Subject to these Bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

         3.2 Number of Directors. The shareholders shall fix by resolution the precise number of members of the Board of Directors, provided that the Board of Directors shall consist of not

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fewer than two (2) nor more than nine (9) members.  Directors shall be elected at each annual meeting of the shareholders and shall serve for a term of one year and until their successors are elected. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.

         3.3 Vacancies. The Directors may fill the place of any Director which may become vacant prior to the expiration of his or her term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant, or may fill any directorship created by reason of an increase in the number of directors, such appointment by the Directors to continue for a term of office until the next election of directors by the shareholders and until the election of the successor.

         3.4 Meetings. The Directors shall meet annually, without notice, following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the Chief Executive Officer or by any two Directors, on two days' written notice to each Director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

         3.5 Action in Lieu of Meeting. Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and any further requirements of law pertaining to such consents have been complied with.





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         3.6     Removal.  Any Director may be removed from office, with or without cause, upon the majority vote of the shareholders, at a meeting with respect to which notice of such purpose is given.

                                 ARTICLE IV
                                  OFFICERS

         4.1 General Provisions. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these Bylaws. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the shareholders of the corporation, or such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he is elected or appointed and until his or her successor has been elected or appointed and has qualified or his or her earlier resignation, removal from office or death. Any two or more offices may be held by the same person.

         4.2 Chief Executive Officer. The Chief Executive Officer of the corporation shall have general and active management of the operation of the corporation. He or she shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation and general and active management of the financial affairs of the corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the corporation.

         4.3 President. The President shall perform such duties and have such powers as may be delegated by the Chief Executive Officer or the Board of Directors.

         4.4 Secretary. The Secretary shall keep minutes of all meetings of the shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and





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shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President, the Chief Executive Officer or the Board of Directors.

         4.5 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the corporation, shall have the power to recommend action concerning the corporation's affairs to the President or the Chief Executive Officer, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President, the Chief Executive Officer or the Board of Directors.

         4.6 Assistant Secretaries and Treasurers. Assistants to the Secretary and Treasurer may be appointed by the President or the Chief Executive Officer or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President, the Chief Executive or the Board of Directors.

         4.7 Vice Presidents. The corporation may have one or more Vice Presidents, appointed by the President or the Chief Executive Officer, who shall perform such duties and have such powers as may be delegated by the President, the Chief Executive Officer or the Board of Directors.

                                  ARTICLE V

                                CAPITAL STOCK

         5.1 Share Certificates. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the Chief Executive Officer and the Secretary and the seal of the corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.





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         5.2     Transfer of Shares.  Transfers of shares shall be made on the stock books of the corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.

         5.3 Voting. The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

                                 ARTICLE VI

                                    SEAL

         The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by the Secretary's assistants on the certificates of stock and other appropriate papers.

                                 ARTICLE VII

                                  AMENDMENT

         These Bylaws may be amended by majority vote of the Board of Directors of the Corporation or by majority vote of the shareholders, provided that the shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

                                ARTICLE VIII
                               INDEMNIFICATION

         Each person who is or was a Director or officer of the Corporation, and each person who is or was a Director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, Director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the





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State of Georgia and which are actually and reasonably incurred in connection with any action, suit, or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his or her being or having been a Director or officer of this Corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed therein.

         In any instance where the laws of the State of Georgia permit indemnification to be provided to persons who are or have been an officer or Director of the Corporation or who are or have been an officer, Director, partner, joint venturer or trustee of any such other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person the Corporation shall promptly cause such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding; (iii) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii), or if a quorum of the Board of Directors cannot be obtained under (i), and a committee cannot be designated under (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

         The Corporation may purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such officers and Directors against any liability under the laws of the State of Georgia. If any expenses or other amounts are





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paid by way of indemnification, other than by court order, action by shareholders, or by an insurance carrier, the Corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the laws of the State of Georgia.





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